Exhibit 10.58

Loan Agreement

This Agreement is made and entered into by and between the following parties on April 19, 2017.

Party A:

Baidu Online Network Technology (Beijing) Co., Ltd., a limited liability company established under the laws of the PRC and domiciled in Baidu Building floor 3, 10 Shangdi Tenth Street, Haidian, Beijing (“Lender”).

Party B:

Beijing QIYI Century Science & Technology Co., Ltd., a limited liability company established under the laws of the PRC and domiciled in Floor 10 & 11, 2 Haidian North First Street, Haidian, Beijing (“Borrower”).

According to the terms and conditions of this Agreement, the Lender agrees to provide and the Borrower agrees to accept the loan under the Agreement. The parties reach an agreement as follows:

Article 1 The Lender agrees to issue the following loan to the Borrower

1. Type of loan: working capital loan

2. Purpose of the loan: daily management

3. Amount of the loan: (in words) RMB Two billion two hundred and twenty two million

(in figure) ¥ 2,220,000,000.00

4. Borrowing and repayment term:

(1) Borrowing and repayment term is as follows:

Borrowing				Repayment
Year	Month	Day	Amount	Year	Month	Day	Amount
2017			¥2,220,000,000.00	2018			¥2,220,000,000.00

(2) If the Borrower repays the loan in advance, it shall submit a written application to the Lender and obtain the consent of the Lender. The interest rate will not change upon early repayment.

5. Calculation and payment of the interest:

(1) The loan interest rate under this Agreement is: at 3.915% as the annual interest (simple interest) rate. In case of adjustment of the interest rate by the state, the interest rate agreed in this Agreement shall not be changed.

(2) Interest settlement method: Interest and principal shall be repaid at the same time.

Article 2 Rights and Obligations of the Lender

1. The Lender has the right to understand the Borrower’s status of production and operation, financial activities, material inventory and the use of loans etc. and require the Borrower to provide financial statements and other documents, materials and information on schedule.

2. The Lender shall provide the loan to the Borrower in full and on schedule provided that the Borrower fulfills its obligations under this Agreement.

3. The Lender shall provide value added tax invoices in line with tax provisions for loan interest.

Article 3 Rights and Obligations of the Borrower

1. The Borrower has the right to obtain and use the loan on time according to the Agreement.

2. The Borrower shall repay the loan principal on schedule. If the Borrower cannot repay the loan on the due date and need to extend the loan term in special circumstances, the Borrower shall submit a written extension application to the Lender fifteen (15) days before the loan expires and signs a loan extension agreement upon consent of the Lender.

3. The Borrower shall pay the interest payable to the Lender as agreed.

4. The Borrower shall use the loan according to the purpose stipulated in this Agreement and shall not occupy and misappropriate the loan.

Article 4 Liability for Breach of Agreement

1. Where the Borrower violates the provisions of this Agreement, the Lender has the right to stop issuing the loan, early withdraw the principal and interest of the loan already provided or take other assets preservation measures.

2. If the Borrower fails to repay the principal of the loan within the time limit as stipulated in the Agreement and the extension application is not approved, the Borrower shall pay the penalty interest at the rate of one ten thousandth of the overdue part of the loan from the overdue date.

3. If the Borrower fails to use the loan according to the purpose of this Agreement, it shall be treated as occupation and misappropriation and shall pay the default interest at the rate of one ten thousandth of the occupation and misappropriation part per day.

4. For unpaid interest, the Lender has the right to calculate and receive compound interest at the exercise rate.

5. Where the Lender takes legal proceedings to achieve the creditor’s rights due to default of the Borrower, the Borrower shall bear the lawyer’s fee, travel expenses and other expenses to achieve the creditor’s rights that are paid by the Lender thereby.

Article 5 Dispute Settlement

Any dispute arising from the performance of this Agreement may be settled through negotiation between both parties. If the negotiation fails, either party may submit it to China International Economic and Trade Arbitration Commission in Beijing for arbitration. The language of arbitration is Chinese.

Article 6 Entry into Force of the Agreement

This Agreement shall take effect as of the date of signature or seal by both parties.

Article 7 Counterparts

The Agreement is made in duplicate, with each party holding one (1). All the counterparts have the same effect.

Article 8 Note

The Lender has drawn the attention of the Borrower to a comprehensive and accurate understanding of the terms and conditions of the Agreement and has provided corresponding explanation on the terms and conditions at the request of the Borrower. Both parties to the Agreement have the same understanding of the meaning of this Agreement.

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[Signature Page of Loan Agreement]

Party A (Lender):

Baidu Online Network Technology (Beijing) Co., Ltd. (seal)

[Company seal is affixed]

Legal representative:	/seal/ XIANG Hailong

[Signature Page of Loan Agreement]

Party B (Borrower):

Beijing QIYI Century Science & Technology Co., Ltd. (seal)

[Company seal is affixed]

Legal representative:	/seal/ Yu Gong